SUB-PLACEMENT AGENT AGREEMENT

Invesco Distributors, Inc.

11 Greenway Plaza Suite 1000

Houston, Texas 77046-1173

March 4, 2025

JONESTRADING INSTITUTIONAL SERVICES LLC

325 Hudson Street, 6th Floor

New York, New York 10013

RE: At-the-Market Offerings by Invesco Senior Income Trust

Ladies and Gentlemen:

From time to time, Invesco Distributors, Inc. (the “Distributor”, “we” or “us”) will act as distributor/ placement agent of registered at-the-market offerings by Invesco Senior Income Trust, a Delaware statutory trust (the “Fund”), of the Fund’s common shares of beneficial interest, no par value (the “Common Stock”). In the case of such offerings, the Fund has agreed with the Distributor to issue and sell through or to the Distributor, up to 77 million shares of the Fund’s Common Stock.

We hereby agree to retain JonesTrading Institutional Services LLC (the “Sub-Placement Agent” or “you”) as a sub-placement agent with respect to such shares as we may specify (the “Shares”) to be issued and sold by the Fund in such offerings of the Shares (the “Offerings”), and you agree to act in such capacity, all upon, and subject to, the terms and conditions set forth below in this sub-Placement Agent Agreement (the “Agreement”):

SECTION 1. Description of Offerings.

(a) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Fund and the Distributor on any day (each, an “Offering Date”) that is a trading day for the exchange on which the Fund’s Shares are listed (the “Stock Exchange”) (other than a day on which the Stock Exchange is scheduled to close prior to its regular weekday closing time). Promptly after the Fund has determined the maximum amount of the Shares to be sold by the Distributor for any Offering Date, the Distributor shall advise the Sub-Placement Agent of (i) such amount of Shares, which shall not in any event exceed the amount available for issuance under the currently effective Registration Statement (as defined below) (the “Maximum Daily Amount”) and (ii) the Minimum Sales Price (as defined below). Subject to the terms and conditions hereof, the Sub-Placement Agent shall use its commercially reasonable efforts to sell all of the Shares designated in accordance with the plan of distribution set forth in the Prospectus Supplement (as defined below); provided, however, that in no event shall the Sub-Placement Agent sell Shares in excess of the Maximum Daily Amount or for a price per Share below the Minimum Sales Price. The gross sales price of the Shares sold under this Section 1(a) shall be the market price at which the Sub-Placement Agent sells such Shares. The “Minimum Sales Price” means the minimum price per Share below which the Shares may not be sold by the Sub-Placement Agent on any Offering Date, which shall not in any event be less than the then current net asset value per Share plus the per Share amount of the commission to be paid to the Distributor.

(b) Notwithstanding the foregoing, the Distributor may instruct the Sub-Placement Agent by telephone (confirmed promptly by e-mail or other electronic means) not to sell the Shares if such sales cannot be effected at or above a price agreed to by the Fund and the Distributor with respect to such Shares. In addition, the Distributor may, upon notice to the Sub-Placement Agent by telephone (confirmed promptly by e-mail or other electronic means), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(c) Unless otherwise agreed by the parties, the Sub-Placement Agent agrees not to make any sales of the Shares on behalf of the Distributor pursuant to this Section 1, other than through transactions for which compliance with Rule 153 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) will satisfy the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

(d) The compensation to the Sub-Placement Agent, as a sub-placement agent of the Distributor for each sale of the Shares pursuant to this Section 1, shall be the applicable Sub-Placement Agent Commission (“Applicable Sub-Placement Agent Commission”) with respect to the Shares sold, multiplied by the Gross Sales Proceeds as further described in the Addendum to this Agreement (the “Sub-Placement Agent Compensation”). The Sub-Placement Agent shall be responsible for payment of transaction fees imposed by the Securities and Exchange Commission on behalf of the Fund in respect of such sales (“SEC Transaction Fees”). The Distributor may pay the Sub-Placement Agent Compensation and the SEC Transaction Fees directly to the Sub-Placement Agent or may authorize the Sub-Placement Agent to retain the Sub-Placement Agent Compensation and an amount equal to the SEC transaction Fees from the Gross Sales Proceeds. The Sub-Placement Agent Compensation shall be payable solely out of the amount the Distributor is eligible to receive pursuant to the Distribution Agreement. Notwithstanding anything to the contrary in any other provision of this Agreement (or, for the avoidance of doubt, in the Addendum hereto), the Distributor’s obligation to the Sub-Placement Agent for the Sub-Placement Agent Compensation is limited solely to amounts payable to the Distributor under the terms of the Distribution Agreement.

(e) The Sub-Placement Agent shall provide written confirmation to the Distributor following the close of trading on the Stock Exchange on each Offering Date setting forth for each sale the number of Shares sold, the Gross Sales Price per Share, the SEC Transactions Fees and the Sub-Placement Agent Compensation.

(f) Settlement for sales of the Shares pursuant to this Section 1 will occur on the first business day following the date on which such sales are made (each such day, a “Settlement Date”), unless otherwise agreed in accordance with the Distribution Agreement. On each Settlement Date, the Shares sold through the Sub-Placement Agent for settlement on such date shall be delivered by the Fund at the request of the Distributor to the Sub-Placement Agent against payment of the Gross Sales Proceeds. If the Sub-Placement Agent is authorized by the Distributor to retain the Sub-Placement Agent Compensation from the Gross Sale Proceeds for the sale of Shares, then the Sub-Placement Agent shall remit to the Fund the Gross Sales Proceeds, less the Sub-Placement Agent Compensation and the SEC Transaction Fees. Settlement for all such Shares shall be effected by free delivery of the Shares to the Sub-Placement Agent’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Distributor. If the Distributor shall default on its obligation to deliver the Shares on any Settlement Date, the Distributor shall (A) hold the Sub-Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Distributor and (B) pay the Sub-Placement Agent any commission to which it would otherwise be entitled absent such default. If the Sub-Placement Agent breaches this Agreement by failing to deliver proceeds within one business day following any Settlement Date for the Shares delivered by the Distributor, the Sub-Placement Agent will pay the Distributor interest based on the effective overnight Federal Funds rate.

(g) In connection with this Agreement and the Offerings, the Distributor shall provide to the Sub-Placement Agent such certificates, documents and information as the Sub-Placement Agent may reasonably request no more than once per calendar quarter relating to authorization, capacity, enforceability and compliance matters, which information and documentation may include (i) an annual due diligence conference call in connection with the Fund’s annual report filing and (ii) a certificate as to the continuing accuracy of the representations and warranties and agreements and covenants relating to the Distributor and Fund set forth in this Agreement.

(h) In connection with this Agreement and the Offerings, the Sub-Placement Agent will promptly notify the Fund and the Distributor of any material non-confidential claim or complaint, any material enforcement action or other material proceeding by a regulatory authority with respect to the Fund, the Shares or the Offerings against or directed at or to the Sub-Placement Agent or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Sub-Placement Agent, within the meaning of Section 15 of the Securities Act.

(i) In connection with this Agreement and the Offerings, the Sub-Placement Agent will promptly notify the Fund and the Distributor of any examination by any regulatory agency or self-regulatory organization that has resulted in a material compliance deficiency in connection with the Offerings.

(j) The Sub-Placement Agent shall timely file with the Financial Industry Regulatory Authority, Inc. (“FINRA”) all sales literature and other filings that may be required to be filed by the Sub-Placement Agent in connection with the Offerings and shall be responsible for any costs incurred as a result of such filings.

SECTION 2. Representations and Warranties by the Distributor. The Distributor represents, warrants to and agrees with the Sub-Placement Agent, as of the date hereof and as of each Offering Date and Settlement Date, that:

(a) A registration statement on Form N-2 (File Nos 333-283795 and 811-08743)(the “Registration Statement”) (i) has been prepared by the Fund in conformity with the requirements of the Securities Act, the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”); (ii) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and the 1940 Act; and (iii) heretofore became, and is, effective; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Fund and its business; no stop order of the Commission preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge after due inquiry, are contemplated by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means, collectively, the various parts of the Registration Statement, as amended at the time of effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the Distributor, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424 under the Securities Act, to the extent such information is deemed pursuant to Rule 430B or 430C under the Securities Act to be part of the Registration Statement at the Effective Time, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, including the related statement of additional information, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, including the related statement of additional information, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 424 under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Fund to the Distributor in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Any reference herein to the Registration Statement, any Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

(b) The Fund is duly registered under the 1940 Act as a closed-end management investment company. A notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A (the “1940 Act Notification”) has been prepared by the Fund in conformity with the 1940 Act and has been filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them). No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and the rules and regulations thereunder.

(c) The Registration Statement, the 1940 Act Notification and the Prospectus as from time to time amended or supplemented each complied when it became effective or was filed, complies as of the date hereof and, as amended or supplemented, will comply, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act and the 1940 Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the 1940 Act Notification did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the later of the time of purchase in connection with any sale of Shares, the latest additional time of purchase in connection with any sale of Shares, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as from time to time amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The financial statements incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly the financial position of the Fund as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Fund for the periods specified and have been prepared in compliance with the requirements of the Securities Act, the 1940 Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Fund; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, any Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto).

(e) As of the date of this Agreement, the Fund has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Basic Prospectus and the Prospectus entitled “The Fund” and “Description of Capital Structure,” and, with respect to any issuance and sale under this Agreement, the Fund shall have as of the date of the most recent amendment or supplement to the Registration Statement or Prospectus, an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “The Fund” and “Description of Capital Structure”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Stock Exchange.

(f) The Fund has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate and conduct its business as described in the Registration Statement, the Basic Prospectuses, the Prospectus and to issue, sell and deliver the Shares as contemplated herein. The Fund is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Fund, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the Stock Exchange (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(g) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Fund’s charter or bylaws or any agreement or other instrument to which the Fund is a party. The capital stock of the Fund, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, any Basic Prospectus or the Prospectus; and the certificates for the Shares, if any, are in due and proper form. The Fund is in compliance with the rules of the Stock Exchange, including, without limitation, the requirements for continued listing of the Common Stock on the Stock Exchange and the Fund has not received any notice from the Stock Exchange regarding the delisting of the Common Stock from the Stock Exchange. The Shares will be duly listed and admitted and authorized for trading subject to notice of issuance, on the Stock Exchange.

(h) The Distributor has full corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Distributor. This Agreement constitutes a valid and binding agreement of the Distributor and is enforceable against the Distributor in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(i) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Stock Exchange), or approval of the stockholders of the Fund that has not already been obtained, is required in connection with the issuance and sale of the Shares or the consummation by the Fund of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act and the 1940 Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Distributor, (iii) the listing of the Shares with the Stock Exchange upon official notice of issuance or (iv) under the Conduct Rules of FINRA.

SECTION 3. Representations and Warranties by the Sub-Placement Agent. The Sub-Placement Agent represents, warrants to and agrees with the Distributor, as of the date hereof and as of each Offering Date and Settlement Date, that:

(a) The Sub-Placement Agent has full corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Sub-Placement Agent. Assuming due authorization, execution and delivery by the Distributor, this Agreement constitutes a valid and binding agreement of the Sub-Placement Agent and is enforceable against the Sub-Placement Agent in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(b) The Sub-Placement Agent Provided Information (as defined below) is or will be complete and accurate in all material respects and does not or will not, as from time to time amended or supplemented, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Sub-Placement Agent has adopted and implemented written policies and procedures reasonably designed to prevent violation of federal and state securities laws, including policies and procedures that provide oversight of compliance by each registered representative of the Sub-Placement Agent.

SECTION 4. Additional Covenants.

(a) The Sub-Placement Agent hereby confirms that it is a member in good standing with FINRA and will comply with applicable federal and state securities law and all FINRA regulations in connection with the Offerings.

(b) The Sub-Placement Agent agrees that it will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning any Offering, other than the Prospectus. The Sub-Placement Agent further agrees that in acting as sub-placement agent for the sale of the Shares, it is not authorized by the Distributor or the Fund or any other seller of the Shares offered pursuant to the Prospectus to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Shares.

(c) The Distributor shall not be under any obligation to the Sub-Placement Agent except for obligations assumed hereunder or in writing by the Distributor in connection with any Offering. Nothing contained herein or in any other written communication between the parties shall constitute the creation of a partnership or association under Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 between the Distributor and the Sub-Placement Agent. If such parties should be deemed to constitute a partnership for Federal income tax purposes, then the Sub-Placement Agent elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with that election. The Sub-Placement Agent authorizes the Distributor, in its discretion, to execute and file on its behalf such evidence of that election as may be required by the Internal Revenue Service.

In connection with any Offering, each party shall be liable for its proportionate amount of any tax, claim, demand or liability that may be asserted against it alone, based upon the claim that either of them constitute an association, an unincorporated business or other entity, including, in each case, its proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(d) The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

(e) The Sub-Placement Agent shall at all times comply with the offering requirements as set forth herein and under the heading “Plan of Distribution” in the Prospectus.

(f) Based upon the representations made by the Fund to the Distributor in the Distribution Agreement, the Fund shall use its best efforts to list, subject to official notice of issuance, the Shares on the Stock Exchange and to maintain such listing.

(g) The Sub-Placement Agent will limit its interest in any Offering solely to the Applicable Selling Sub-Placement Agent Commission, which shall not exceed an amount equal to a distributor’s or seller’s usual and customary commission.

(h) The Sub-Placement Agent has not and will not, acting alone or in concert with others, initiate or direct the formation of an underwriting syndicate in any Offering.

SECTION 5. Indemnification and Contribution.

(a) The Distributor agrees to indemnify, defend and hold harmless the Sub-Placement Agent, its partners, directors and officers, and any person who controls the Sub-Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Sub-Placement Agent or any such person may incur under the Securities Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any breach of any representation, warranty, covenant or agreement of the Distributor contained in this Agreement, (ii) any violation by the Distributor of any law, rule or regulation (including any rule of any self-regulatory organization), or (iii) any untrue statement of a material fact appearing in the Registration Statement or Prospectus or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent such statements were provided in writing by the Sub-Placement Agent for inclusion in the Registration Statement or Prospectus (the “Sub-Placement Agent Provided Information”).

(b) The Sub-Placement Agent agrees to indemnify, defend and hold harmless the Distributor, the Fund, their partners, directors and officers, and any person who controls the Distributor or the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Distributor or any such person may incur under the Securities Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any breach of any representation, warranty, covenant or agreement of the Sub-Placement Agent contained in this Agreement or (ii) any violation by the Sub-Placement Agent of any law, rule or regulation (including any rule of any self-regulatory organization).

(c) An indemnified person under this Section 5 (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of any loss, damage, expense, liability or claim in respect of which the Indemnifying Party has a duty to indemnify such Indemnified Party under Section 5(a) or (b) of this Agreement (a “Claim”), specifying in reasonable detail the nature of the loss, damage, expense, liability or claim for which indemnification is sought, except that any delay or failure so to notify such other party shall only relieve such other party of its obligations hereunder to the extent, if at all, that you are actually prejudiced by reason of such delay or failure.

(d) If a Claim results from any action, suit or proceeding brought or asserted against an Indemnified Party, the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in such action, suit or proceeding and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party has failed within a reasonable time to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party and such Indemnified Party shall have been advised by its counsel that representation of such Indemnified Party and Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party). It is understood, however, that the Indemnifying Party shall, in connection with any one action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties not having actual or potential differing interests with the Indemnifying Party or among themselves, which firm shall be designated in writing by an authorized representative of such parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, liability, damage or expense by reason by such settlement or judgment.

(e) With respect to any Claim not within Section 5(d), the Indemnifying Party shall have 20 days from receipt of notice from the Indemnified Party of such Claim within which to respond thereto. If the Indemnifying Party does not respond within such twenty-day period, it shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies the Indemnified Party within such twenty-day period that it rejects such Claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

(f) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnified Party and its Affiliates (treated jointly as one person for this purpose), on the one hand, and the Indemnifying Party and its Affiliates, on the other hand, from the offering of the Shares; or (ii) if, but only if, the allocation provided for in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnified Party and its Affiliates (treated jointly as one person for this purpose), on the one hand, and of the Indemnifying Party and its Affiliates, on the other, in connection with any statements or omissions or other matters which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and its Affiliates (treated jointly as one person for this purpose), on the one hand, and the Indemnifying Party and its Affiliates, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the Offering received by each such party and its Affiliates bear to the aggregate public offering price of the Shares. The relative fault of the parties and their Affiliates shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party or its Affiliate, on one hand, or by the other party or its Affiliate on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any proceeding.

(g) The parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(f) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing provisions of this Section 5(g), the Sub-Placement Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement.

(h) The indemnity and contribution agreements contained in this Section 5 and the covenants, warranties and representations of the parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Sub-Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Sub-Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Distributor, its directors or officers or any person who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 6. Representations and Agreements to Survive Delivery. The representations, warranties, covenants and agreements of the parties contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 5 hereof, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any party or any person controlling any party, or their directors or officers, (ii) acceptance of any Shares and payment therefor and (iii) any termination of this Agreement.

SECTION 7. Termination.

(a) This Agreement shall continue in full force and effect until the earlier to occur of (i) the termination of the Distribution Agreement dated January 31, 2025 by and between the Distributor and the Fund and (ii) the termination by either party hereto, by five days’ written notice to the other; provided, that if this Agreement has become effective with respect to any Offering pursuant to this Agreement, this Agreement may not be terminated by you with respect to such Offering; provided further that this Agreement shall terminate automatically upon termination of the Distribution Agreement.

(b) This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5 and Section 6 shall remain in full force and effect.

(c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Distributor or the Sub-Placement Agent, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 1 of this Agreement.

SECTION 8. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Distributor, it shall be sufficient in all respects if delivered or sent to:

Invesco Distributors, Inc.

11 Greenway Plaza

Suite 1000

Houston, Texas 77046-1173

Attn: Distributor, Closed-End Products

with a copy for information purposes to:

11 Greenway Plaza

Suite 1000

Houston, Texas 77046-1173

Attn: Assistant General Counsel

and if to the Sub-Placement Agent, it shall be sufficient in all respects if delivered or sent to:

JonesTrading Institutional Services LLC

900 Island Park Drive, Suite 200

Charleston, South Carolina 29492

Attn: Burke Cook (email – Burke@jonestrading.com)

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 9. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Distributor, the Fund, and the Sub-Placement Agent and to the extent provided in Section 5 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Distributor) shall acquire or have any right under or by virtue of this Agreement.

SECTION 10. No Fiduciary Relationship. The Distributor hereby acknowledges that the Sub-Placement Agent is acting solely as sub-sales agent in connection with the sale of the Shares and that the Sub-Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis, and in no event do the parties intend that the Sub-Placement Agent act or be responsible as a fiduciary to the Distributor or the Fund, their respective management, stockholders or creditors, or any other person in connection with any activity that the Sub-Placement Agent may undertake or have undertaken in furtherance of the sale of the Shares, either before or after the date hereof.

SECTION 11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 12. Counterparts; Heading. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 13. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Dispute”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 14. Submission to Jurisdiction. Except as set forth below, no Dispute may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Distributor and the Sub-Placement Agent consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Distributor and the Sub-Placement Agent hereby consents to personal jurisdiction, service and venue in any court in which any Dispute arising out of or in any way relating to this Agreement is brought by any third party against the Distributor or any indemnified party. Each of the Distributor and the Sub-Placement Agent (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Distributor and the Sub-Placement Agent agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Distributor and the Sub-Placement Agent and may be enforced in any other courts to the jurisdiction of which the Distributor or the Sub-Placement Agent is or may be subject, by suit upon such judgment.

SECTION 14. Successors and Assigns. This Agreement shall be binding upon the Distributor and the Sub-Placement Agent and their successors and assigns and any successor or assign of any substantial portion of the Distributor’s and the Sub-Placement Agent’s respective businesses and/or assets.

This Agreement may not be transferred or assigned without the consent of the non-transferring or non-assigning party; provided, however, that no such consent shall be required to transfer or assign this Agreement to an entity controlling, controlled by or under common control with, the transferring or assigning party.

SECTION 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way and shall be interpreted to give effect to the intent of the parties manifested thereby.

SECTION 16. Investigations and Proceedings. The parties to this Agreement agree to cooperate fully in any regulatory investigation or judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding, if permissible.

SECTION 17. Modification, Waiver and Amendment. No modification, alteration or amendment of this Agreement will be valid or binding unless in writing and signed by all parties. No waiver of any term or condition of this Agreement will be construed as a waiver of any other term or condition; nor will any waiver of any default or breach under this Agreement be construed as a waiver of any other default or breach. No waiver will be binding unless in writing and signed by the party waiving the term, condition, default or breach. Any failure or delay by any party to enforce any of its rights under this Agreement will not be deemed a continuing waiver or modification hereof and such party, within the time provided by law, may commence appropriate legal proceedings to enforce any or all of such right.

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If the foregoing correctly sets forth the understanding between the Distributor and the Sub-Placement Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Distributor and the Sub-Placement Agent. Alternatively, the execution of this Agreement by the Distributor and the acceptance by or on behalf of the Sub-Placement Agent may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

INVESCO DISTRIBUTORS, INC.

By:
Name:	Nicole Filingeri
Title:	Vice President

ACCEPTED as of the date first above written

JONESTRADING INSTITUTIONAL SERVICES LLC

(as sub-placement agent)

By:
Name:	Burke Cook
Title:	General Counsel

ADDENDUM

TO

SUB-PLACEMENT AGENT AGREEMENT

BETWEEN

INVESCO DISTRIBUTORS, INC.

AND

JONESTRADING INSTITUTIONAL SERVICES LLC

Compensation payable to the Sub-Placement Agent for acting as a sub-placement agent on behalf of the Distributor with respect to a specified sale of Shares pursuant to this Agreement shall be determined by multiplying the Gross Sales Proceeds by the Applicable Sub-Placement Agent Commission.

The Applicable Sub-Placement Agent Commission shall be paid by the Distributor solely from the amount the Distributor is eligible to receive from the Fund under the Distribution Agreement.

Gross Sales Commission	Distributor Retention	Applicable Sub-Placement Agent Commission
1.00%	N/A	1.00%

Where:

“Gross Sales Proceeds” with respect to each sale of Shares shall be the Gross Sales Price multiplied by the number of Shares sold;

“Gross Sales Price” with respect to each sale of Shares sold pursuant to this Agreement shall be the gross sales price per share of such Shares.